Converted Organics Strengthens Green Tech Portfolio with Proposed Acquisition of Vertical
Farming Pioneer TerraSphere Systems

Transaction would provide immediate revenue contribution, strengthen Converted Organics’
presence in the organic growing systems market with revolutionary agricultural technology

BOSTON, July 7, 2010 (Globe Newswire) — Converted Organics Inc. (NASDAQ:COIN), announced today that it has entered into an agreement to acquire TerraSphere Systems, a Massachusetts LLC and a rapidly growing pioneer in the vertical farming market. Completion of the $26 million all stock transaction would be the Company’s largest acquisition to-date and is subject to the approval of Converted Organics’ shareholders.

TerraSphere designs, builds and operates highly efficient and scalable systems, featuring a patented, proprietary technology that utilizes vertically-stacked modules to house rows of plants, which are then placed perpendicular to an interior light source to grow pesticide-free organic fruits and vegetables. Due to a controlled, indoor environment, the system generates fresh produce year-round in any location or climate world-wide. Other key TerraSphere highlights include:

•	Three US patents with several international applications pending; vertical farming innovation is expected to revolutionize the $180 billion agriculture market [i]

•	Superior to traditional growing methods, including a 10 x greater crop yield per sq. ft.

•	Compact facilities conserve and dramatically reduce the use of critical resources such as land, water and power

•	Has entered into four agreements for equipment purchases and licensing in 2010 for a total value of $4.49 million

•	Five licensed territories include British Columbia, Atlantic Canada, New York, Massachusetts and Ontario

•	Current partners include Western Canada’s largest grocer of natural and organic food, Choices Market

•	Currently operates a fully functional TerraSphere facility for the Squamish First Nation of Vancouver, B.C. and plans on harvesting its first commercial crop within the next two weeks.

TerraSphere’s YTD 2010 revenue is $4.49 million. “Converted Organics’ acquisition of TerraSphere would expand our growing portfolio of sustainable, environmentally-friendly businesses, and would provide an immediate revenue stream for our Company,” said Edward J. Gildea, President of Converted Organics. “We believe TerraSphere’s unique business model and range of patents will allow Converted Organics to quickly emerge as an early leader in the dynamic, new vertical farming industry. We are confident that the acquisition of TerraSphere will provide a number of exciting new growth opportunities for Converted Organics and help us generate value for our customers, partners and shareholders.”

Vertical farming provides a valuable urban agricultural model that allows locally grown, fresh, pesticide-free produce to be cultivated closer to population centers, resulting in lower supply chain costs, as well as reduced carbon emissions and fuel costs associated with traditional production and distribution methods. These controlled growing environments protect crops from weather-related problems, eliminate the need for synthetic pesticides, herbicides and fungicides, reduce nitrate run-off and help preserve natural resources through a reduction in the need for additional farmland.

“Current economic, societal, political and regulatory trends have created strong demand for innovative agricultural solutions and a significant market opportunity for innovators such as TerraSphere and Converted Organics,” said Nick Brusatore, inventor and co-founder of TerraSphere Systems. “This combination will enable us to more effectively pursue our growth objectives, better addressing both environmental concerns and the growing global need for food security. We look forward to becoming a part of the Converted Organics family and advancing the technology that we believe will help shape the agricultural, organic, and vertical farming markets.”

Completion of the transaction is subject to a number of conditions, including Converted Organics’ shareholder approval. The transaction cannot close until the required shareholder approval is obtained. Converted Organics expects to hold a Special meeting of its shareholders in September 2010 at which time the approval of shareholders for the acquisition will be sought.

Additional Information

Shareholders of Converted Organics and other interested persons are advised to read, when available, Converted Organics’ definitive proxy statement in connection with the solicitation of proxies for the special meeting because such proxy statement will contain important information.

The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed acquisition. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s website, http://www.sec.gov, or by directing a request to Converted Organics at 137A Lewis Wharf, Boston, MA 02110.

Converted Organics and its officers and directors may be deemed to have participated in the solicitation of proxies from Converted Organics’ shareholders in favor of the approval of the acquisition. Information concerning Converted Organics’ directors and executive officers, including descriptions of their security holdings, is set forth in the publicly filed documents of Converted Organics. Shareholders may obtain more detailed information regarding the direct and indirect interests of Converted Organics’ directors and executive officers in the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

About Converted Organics Inc.

Converted Organics (NASDAQ:COIN, ), based in Boston, MA, is dedicated to producing high-quality, all-natural, organic soil amendment and fertilizer products through food waste recycling. The Company uses its proprietary High Temperature Liquid Composting (HTLC) system, a proven, state-of-the-art microbial digestion technology, to process various biodegradable food wastes into dry pellet and liquid concentrate organic fertilizers that help grow healthier food and improve environmental quality. Converted Organics sells and distributes its environmentally-friendly fertilizer products in the retail, professional turf management and agribusiness markets.

About Terrasphere Systems, LLC

TerraSphere Systems (www.terraspheresystems.com) is dedicated to building highly efficient systems for growing organic fruits and vegetables in a controlled indoor environment. TerraSphere’s clean technology helps to promote the sustainable consumption of natural resources by accelerating plant production and maximizing crop yields, while improving environmental footprints through the reduction of carbon emissions and fuel use associated with traditional crop production and distribution. TerraSphere’s unique, environmentally and socially-responsible business model helps to facilitate job creation and diverse, community-based workforces. TerraSphere believes its technology can potentially revolutionize access to organic produce for both remote and urban communities, alleviate land management issues for agricultural producers, and ease hunger crises for the world’s growing population

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This press release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. Forward-looking statements include, without limitation, the Company’s ability to obtain shareholder approval of the acquisition; the Company’s ability to emerge as an early leader in the dynamic, new vertical farming industry; the ability of the TerraSphere acquisition to generate value for the Company’s customers, partners and shareholders; and the continued demand for agricultural solutions provided by TerraSphere. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of our future performance, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in the “Risk Factors” section in the Company’s most recently filed annual report on Form 10-K, as updated in the Company’s quarterly reports on Form 10-Q filed since the annual report, not all of which are known to the Company. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these statements. The Company will update the information in this press release only to the extent required under applicable securities laws. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in the aforementioned forward-looking statements.

Investor Contacts:

The Piacente Group, Inc. | Investor Relations
Kristen McNally or Lee Roth, 212-481-2050
COIN@tpg-ir.com

Jim Blackman, 713-256-0369
PR Financial Marketing
jim@prfmonline.com

Or

Public Relations Contact:
Kaitlyn Siner
617-624-0111
ksiner@convertedorganics.com

i According to the USDA: http://www.ers.usda.gov/statefacts/us.htm